As filed with the Securities and Exchange Commission on March 16, 2004
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Homestore, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	95-4438337
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

30700 Russell Ranch Road, Westlake Village, California	91362
(Address of principal executive offices)	(Zip code)

1999 Employee Stock Purchase Plan

1999 Stock Incentive Plan
(Full title of the plans)

W. Michael Long

Chief Executive Officer
Homestore, Inc.
30700 Russell Ranch Road
Westlake Village, California 91362
(805) 557-2300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Michael R. Douglas Executive Vice President, General Counsel and Secretary Homestore, Inc. 30700 Russell Ranch Road Westlake Village, California 91362	Richard J. Oelhafen, Jr. Alston & Bird LLP Bank of America Plaza 101 South Tryon Street, Suite 4000 Charlotte, North Carolina 28280-4000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered	Per Share	Offering Price	Registration Fee

Common stock, par value $0.001 per share	11,965,938(1)	$3.83(2)	$45,829,543	$5,807

(1)	Represents 1,196,594 additional shares issuable under the Registrant’s 1999 Employee Stock Purchase Plan, which represents an automatic increase effective January 1, 2003 equal to 0.5% of the total outstanding shares of the Registrant’s common stock as of December 31, 2002, or 592,234 shares, and an automatic increase effective January 1, 2004 equal to 0.5% of the total outstanding shares of the Registrant’s common stock as of December 31, 2003, or 604,360 shares. Also represents 10,769,344 additional shares issuable upon the exercise of stock options under the Registrant’s 1999 Stock Incentive Plan, which represents an automatic increase effective January 1, 2003 equal to 4.5% of the total outstanding shares of the Registrant’s common stock as of December 31, 2002, or 5,330,104 shares, and an automatic increase effective January 1, 2004 equal to 4.5% of the total outstanding shares of the Registrant’s common stock as of December 31, 2003, or 5,439,240 shares. Shares issuable under the Registrant’s 1999 Employee Stock Purchase Plan and 1999 Stock Incentive Plan were originally registered on a registration statement on Form S-8 (File No. 333-84545) filed on August 4, 1999, and additional shares were previously registered on registration statements on Form S-8 (File Nos. 333-46252, 333-54886, and 333-89170) filed on September 20, 2000, February 2, 2001, and May 24, 2002. In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement will cover such indeterminate number of shares of common stock of Homestore, Inc. that may be issued under the Registrant’s 1999 Employee Stock Purchase Plan and 1999 Stock Incentive Plan in respect of stock splits, stock dividends and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices of the Registrant’s common stock as reported in the consolidated reporting system of The NASDAQ National Market on March 15, 2004.

EXPLANATORY NOTE

      Homestore, Inc. (“Homestore” or the “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”) to register an additional 1,196,594 shares under Homestore’s 1999 Employee Stock Purchase Plan and an additional 10,769,344 shares under Homestore’s 1999 Stock Incentive Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under those plans.

      Pursuant to the Note to Part I of Form S-8, the information relating to the shares issuable under the Homestore 1999 Employee Stock Purchase Plan and the Homestore 1999 Stock Incentive Plan specified by Part I is not filed with the Commission but documents containing such information have been or will be sent or given to employees as specified by Rule 428(b)(1). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

      Omitted pursuant to the instructions and provisions of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

      Omitted pursuant to the instructions and provisions of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

      The following documents that the Registrant filed (or that it will file) with the Commission are incorporated into this registration statement by reference:

•	the Registrant’s annual report on Form 10-K for the year ended December 31, 2003;

•	all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2003;

•	the Registrant’s registration statement on Form 8-A relating to the Registrant’s common stock filed with the SEC on July 9, 1999, and all amendments or reports filed for the purpose of updating such form; and

•	all other information that the Registrant files with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and before the termination of this offering.

      The information that the Registrant files with the Commission after the date of this registration statement will update and supersede the information contained in this registration statement, including the incorporated filings.

      Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

      Not applicable.

Item 5.	Interests of Named Experts and Counsel.

      Not applicable.

Item 6.	Indemnification of Directors and Officers.

Delaware General Corporation Law

      Homestore is incorporated under the laws of the State of Delaware. Section 145, as the same exists or may hereafter be amended (“Section 145”), of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such director or officer has actually and reasonably incurred. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would have the power to indemnify him under Section 145.

Certificate of Incorporation and By-laws

      Homestore’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides that Homestore will, to the fullest extent permitted by the provisions of Section 145, as the same may be amended and supplemented, indemnify any and all persons whom Homestore has power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section. In addition, to the fullest extent permitted by law, the Certificate of Incorporation provides that none of Homestore’s directors will be personally liable for monetary damages for breach of fiduciary duty as a director.

      Homestore’s Bylaws provide that each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (the “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was Homestore’s director or officer or a director or officer of a Reincorporated Predecessor (as defined below) or is or was serving at Homestore’s request or at the request of a Reincorporated Predecessor as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, will be indemnified and held harmless by Homestore to the fullest extent permitted by the DGCL, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, provided such person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to Homestore’s best interests, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Such indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of such person’s heirs, executors and administrators. Notwithstanding the foregoing, Homestore will indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by Homestore’s board of directors. As used in this paragraph, the term the “Reincorporated Predecessor” means a corporation that is merged with and into Homestore in a statutory merger where (a) Homestore is the surviving corporation of such merger; (b) the primary purpose of such merger is to change the corporate domicile of the Reincorporated Predecessor to Delaware.

Contracts and Insurance

      Homestore entered into indemnification agreements with its current directors and officers to give those directors and officers additional contractual assurances regarding the scope of the indemnification set forth in Homestore’s Certificate of Incorporation and Bylaws and to provide additional procedural protections.

      In addition, Homestore maintains directors’ and officers’ liability insurance covering some liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933.

      See also the undertakings set out in response to “Item 9. Undertakings.”

Item 7.	Exemption from Registration Claimed.

      Not applicable.

Item 8.	Exhibits.

      The following exhibits are filed herewith:

Number		Exhibit Title

3	.01.1	Amended and Restated Certificate of Incorporation dated August 10, 1999. (Incorporated by reference to Exhibit 3.01.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2003 filed May 14, 2003.)
3	.01.2	Certificate of Amendment of Certificate of Incorporation dated May 22, 2002. (Incorporated by reference to Exhibit 3.01.2 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2003 filed May 14, 2003.)
3.02		Bylaws dated August 10, 1999. (Incorporated by reference to Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2003 filed August 14, 2003.)
4.01		Form of Specimen Certificate for common stock. (Incorporated by reference to Exhibit 4.01 to the Registrant’s registration statement on Form S-1/ A (File No. 333-79689) filed July 8, 1999.)
5.01		Opinion of Alston & Bird LLP, counsel to the Registrant.
23.01		Consent of Alston & Bird LLP (included in exhibit 5.01).
23.02		Consent of PricewaterhouseCoopers LLP, independent accountants.
23.03		Consent of Ernst & Young LLP, independent auditors.
24.01		Powers of Attorney (included on the signature pages hereto).
99.1		1999 Employee Stock Purchase Plan. (Incorporated by reference to Exhibit 10.19 to the Registrant’s registration statement on Form S-1/ A (File No. 333-79689) filed July 27, 1999.)
99.2		1999 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.18 to the Registrant’s registration statement on Form S-1/ A (File No. 333-79689) filed July 27, 1999.)

Item 9.	Undertakings.

      (a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 on 14(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 16th day of March, 2004.

HOMESTORE, INC.

By:	/s/ W. MICHAEL LONG

W. Michael Long
Chief Executive Officer

By:	/s/ LEWIS R. BELOTE, III

Lewis R. Belote, III
Chief Financial Officer

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Lewis R. Belote, III, and Michael R. Douglas, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ W. MICHAEL LONG W. Michael Long	Chief Executive Officer and Director	March 16, 2004
Principal Financial Officer and Principal Accounting Officer:

/s/ LEWIS R. BELOTE, III Lewis R. Belote, III	Chief Financial Officer	March 16, 2004

Additional Directors:

/s/ JOE F. HANAUER Joe F. Hanauer	Chairman of the Board and Director	March 16, 2004

Signature	Title	Date

/s/ TERRENCE M. MCDERMOTT Terrence M. McDermott	Director	March 16, 2004

/s/ L. JOHN DOERR L. John Doerr	Director	March 16, 2004

/s/ WILLIAM E. KELVIE William E. Kelvie	Director	March 16, 2004

/s/ KENNETH K. KLEIN Kenneth K. Klein	Director	March 16, 2004

/s/ V. PAUL UNRUH V. Paul Unruh	Director	March 16, 2004

/s/ BRUCE G. WILLISON Bruce G. Willison	Director	March 16, 2004

EXHIBIT INDEX

Number		Exhibit Title

3	.01.1	Amended and Restated Certificate of Incorporation dated August 10, 1999. (Incorporated by reference to Exhibit 3.01.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2003 filed May 14, 2003.)
3	.01.2	Certificate of Amendment of Certificate of Incorporation dated May 22, 2002 . (Incorporated by reference to Exhibit 3.01.2 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2003 filed May 14, 2003.)
3.02		Bylaws dated August 10, 1999. (Incorporated by reference to Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2003 filed August 14, 2003.)
4.01		Form of Specimen Certificate for common stock. (Incorporated by reference to Exhibit 4.01 to the Registrant’s registration statement on Form S-1/ A (File No. 333-79689) filed July 8, 1999.)
5.01		Opinion of Alston & Bird LLP, counsel to the Registrant.
23.01		Consent of Alston & Bird LLP (included in exhibit 5.01).
23.02		Consent of PricewaterhouseCoopers LLP, independent accountants.
23.03		Consent of Ernst & Young LLP, independent auditors.
24.01		Powers of Attorney (included on the signature pages hereto).
99.1		1999 Employee Stock Purchase Plan. (Incorporated by reference to Exhibit 10.19 to the Registrant’s registration statement on Form S-1/ A (File No. 333-79689) filed July 27, 1999.)
99.2		1999 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.18 to the Registrant’s registration statement on Form S-1/ A (File No. 333-79689) filed July 27, 1999.)